Exhibit 99.2

Additional Information:	For Immediate Release

Thomas A. Bessant, Jr.

(817) 335-1100

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CASH AMERICA SECOND QUARTER TO EXCEED INITIAL EARNINGS ESTIMATES

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Fort Worth, Texas (July 7, 2008) — Cash America International, Inc. (NYSE: CSH) announced today that management believes that its second quarter earnings per share will come in well above its previously provided guidance for the second quarter ended June 30, 2008. The Company’s pawn lending business contributed to the higher than expected results as revenue from pawn loans and increased gross profit dollars on the sale of merchandise exceeded expectations. In addition, the Company’s online cash advance product offering experienced strong revenue growth and lower than expected loan losses. These elements are projected to generate earnings above the guidance levels published in the Company’s April 24, 2008 press release.

Cash America had previously reported in its earnings release for the first quarter of 2008 that it expected second quarter 2008 earnings per share to be between 51 cents and 54 cents. The Company’s updated expectation for the second quarter of 2008 is now between 62 cents and 64 cents per share, up over 44% from 43 cents per share earned in the second quarter of 2007. Cash America will release complete second quarter results on July 24, 2008 before the market opens. The Company will conduct a conference call to discuss its second quarter earnings and management’s revised outlook for future periods at 7:45 AM CDT that day. A live web cast of the call will be available on the home page of the Company’s corporate web site (www.cashamerica.com).

Cash America announced on May 15, 2008 that it could potentially close up to 139 of its cash advance lending locations in Ohio due to a change in the Ohio statutes governing its cash advance product. The Company continues to evaluate the alternatives related to its activities in Ohio and has not closed any locations in Ohio through June 30, 2008. Therefore, there are no expenses for any discontinued operations in Ohio in the revised estimates noted above, but there are additional expenses associated with activities related to potential alternatives in that state. During the second quarter, the Company completed its previously announced intention to close 12 cash advance locations in California and Texas and has included those related costs and costs associated with the change announced on July 3, 2008 to its store-front senior management in the estimated results for the second quarter of 2008 discussed above.

Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 928 total locations as of June 30, 2008. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 501 locations in 22 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 292 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered over the Internet to customers in 33 states in the United States and the United Kingdom at http://www.cashnetusa.com and http://www.quickquid.co.uk, respectively. In addition, check cashing services are provided through its 135 franchised and Company-owned “Mr. Payroll” check cashing centers.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.cashnetusa.com
http://www.cashlandloans.com	http://www.quickquid.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company’s services, the continued acceptance of the online distribution channel by the Company’s cash advance customers, the actions of third parties who offer products and services at the Company’s locations, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond Company’s control, and the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

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